Calculation of Filing Fee Tables
S-8
Capstone Green Energy Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	457(a)	1,000,000	$ 2.77	$ 2,770,000.00	0.0001381	$ 382.54
Total Offering Amounts:						$ 2,770,000.00		$ 382.54
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 382.54
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of Capstone Green Energy Holdings, Inc., a Delaware corporation (the "Registrant"). Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Reflects the adoption and approval at the Company's 2025 annual meeting of stockholders on August 12, 2025 of an amendment to the Registrant's 2023 Equity Incentive Plan (the "Incentive Plan") to increase the amount of authorized shares of the Company's common stock ("Common Stock") issuable under the Incentive Plan to a total of 4,000,000 shares of Common Stock. Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $2.77 per share, the average of the high and low prices of the Registrant's common stock on October 8, 2025 as reported on the OTCQX Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A